SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

Commission File No. 000-49628

TELEPLUS WORLD, CORP.
(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of incorporation or organization )	(IRS Employer Identification No.)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126
(Address of principal executive offices)

786-594-3939
(Issuer telephone number)

Teleplus Enterprises, Inc.
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
(Former Name and Address)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. Tom Davis resigned from the Company as Director and Chief Operating Officer for personal health reasons effective May 10, 2007. Mr. Davis will remain as General Manager and President of the Company’s telecom division, the wholly-owned subsidiary TelePlus Connect, Corp. There are no material disagreements between Mr. Davis and the Company and Mr. Davis’ resignation was voluntary. Mr. Marius Silvasan, CEO, and Mr. Cris Neely, CFO, will assume Mr. Davis’ responsibilities.

The Board of Directors, effective June 1, 2007, has voted to replace Mr. Davis as a Director with Mr. Carlos Cardelle, the Company’s General Counsel. Mr. Cardelle has been the Company’s General Counsel since July 2006. Prior to joining the Company, Mr. Cardelle was the Associate U.S. Counsel for LAN Airlines S.A. (formerly LAN Chile Airlines S.A.) where he acquired seven years of practical experience in business transactions including transactional, financing, Sarbanes-Oxley compliance, regulatory filings and petitions, licensing and trademarks and strategic acquisitions. Mr. Cardelle is member of the Florida Bar and holds a B.A. in political science and a J.D. both from the University of Miami.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS:

EXHIBIT 17 RESIGNATION LETTER OF TOM DAVIS

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus World, Corp.

June 4, 2007	/s/ Marius Silvasan
Marius Silvasan Chief Executive Officer

June 4, 2007	/s/ Cris Neely
Cris Neely Chief Financial Officer